UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

3DIcon Corporation
(Exact name of registrant as specified in charter)

Oklahoma	333- 143761	73-1479206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 12, 2011, Martin Keating, Chairman of the Board of Directors (the Board”), and Chief Executive Officer of 3DIcon Corporation (the “Company”), notified the Company of his resignation as Chief Executive Officer to be effective upon the appointment of a new Chief Executive Officer.  Mr. Keating advised the Company that the reason for his resignation was to allow him to retire and make more time for his family and personal matters.  There was no dispute between Mr. Keating and the Company that lead to his anticipated retirement.

Mr. Keating also notified the Company of his resignation as Chairman of the Board of Directors to be effective immediately.  Mr. Keating will remain a member of the Board.  There was no dispute between Mr. Keating and the Company that lead to his resignation of the Chairman position of the Board.

Effective as of May 12, 2011, the Company appointed current Board members, Victor Keen and John O’Connor, to the positions of Co-Chairmen of the Board.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

No.	Description
99.1	Press Release of 3DIcon Corporation, dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	3DICON CORPORATION

	By:	/s/ Martin Keating
Name: Martin Keating
Position: Chief Executive Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release of 3DIcon Corporation, dated May 12, 2011